UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

Northern Tier Energy LP

Northern Tier Energy LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-35612 333-178458	80-0763623 27-3005162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

38C Grove Street, Suite 100 Ridgefield, Connecticut		06877
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 244-6550

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On November 8, 2012, Northern Tier Energy LLC (the “Company”) and Northern Tier Finance Corporation (“Finance Corporation” and, together with the Company, the “Issuers”) closed their private placement of $275 million aggregate principal amount of the Issuers’ 7.125% senior secured notes due 2020 (the “Notes”). The Notes were issued at par, for net proceeds of approximately $269 million after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses. The private placement was completed pursuant to the Purchase Agreement, dated November 2, 2012 (the “Purchase Agreement”), entered into by the Issuers, Northern Tier Energy LP (the “Partnership”) and certain subsidiary guarantors named therein (the “Subsidiary Guarantors” and, together with the Partnership, the “Guarantors”) with Goldman, Sachs & Co., Deutsche Bank Securities Inc., and J.P. Morgan Securities LLC, as representatives of the initial purchasers named therein (the “Initial Purchasers”). The Issuers used the proceeds of the offering to fund a portion of the Company’s pending tender offer for any and all of the Issuers’ outstanding 10.50% senior secured notes due 2017.

Indenture

The Notes are governed by an Indenture, dated November 8, 2012 (the “Indenture”), entered into by the Issuers and the Guarantors with Deutsche Bank Trust Company Americas, as trustee and collateral agent (the “Trustee”). The Indenture contains affirmative and negative covenants that, among other things, limit the ability of the Issuers and the Guarantors to incur indebtedness; pay distributions on equity interests, redeem or repurchase equity interests of the Company or the Partnership; purchase or redeem subordinated indebtedness; make investments; create liens; enter into transactions with affiliates; sell assets; and merge with or into other companies or transfer substantially all of their assets. The Indenture also contains customary events of default. Upon the occurrence of certain events of default, the Trustee or the holders of the Notes may declare all outstanding Notes to be due and payable immediately.

The Notes will mature on November 15, 2020. Interest on the Notes is payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2013. The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Partnership and on a senior secured basis by all of the Subsidiary Guarantors.

At any time prior to November 15, 2015, the Issuers may on one or more occasions redeem all or a part of the Notes at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to the redemption date.

On and after November 15, 2015, the Issuers may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus any accrued and unpaid interest to the applicable redemption date on such Notes, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

Year	Percentage
2015	105.344%
2016	103.563%
2017	101.781%
2018 and thereafter	100.000%

At any time prior to November 15, 2015, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net proceeds of a public or private equity offering at a redemption price of 107.125% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of redemption, provided that: (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 90 days of the date of the closing of such public or private equity offering.

Upon the occurrence of certain change of control events, as defined in the Indenture, each holder of the Notes will have the right to require that the Issuers repurchase all or a portion of such holder’s Notes in cash at a purchase price equal to 101% of the aggregate principal amount thereof plus any accrued and unpaid interest to the date of repurchase.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing discussion of the Indenture in this report is a summary and is qualified in its entirety by the terms of the Indenture.

The offering of the Notes was conducted in accordance with the exemptions from the registration requirements of the Securities of 1933, as amended (the “Securities Act”), afforded by Rule 144A and Regulation S of the Securities Act.

Registration Rights Agreement

In connection with the private placement of the Notes, on November 8, 2012, the Issuers and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers obligating the Issuers to file, and use reasonable best efforts to cause to become effective, an exchange registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to which holders of the Notes can offer to exchange the Notes issued in the offering for registered notes having substantially the same terms as the Notes and evidencing the same indebtedness as the Notes. Under certain circumstances, in lieu of a registered exchange offer, the Issuers and the Guarantors must file, and use reasonable best efforts to cause to become effective, a shelf registration statement for the resale of the Notes. If the Issuers fail to satisfy these obligations on a timely basis, the annual interest borne by the Notes will be increased by up to 1.0% per annum until the exchange offer is completed or the shelf registration statement is declared effective.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing discussion of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 8.01	Other Events.

Closing of Offering of Senior Secured Notes

On November 9, 2012, the Company issued a press release announcing the closing of the private placement of the Notes described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Settlement of Tender Offer and Call for Redemption

On November 9, 2012, the Company issued a press release announcing the settlement of its early tender offer and announcing that it has issued a notice of redemption for all of the Notes that remain outstanding following the consummation of the tender offer. A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated November 8, 2012, by and among the Issuers, the Partnership, the Subsidiary Guarantors and the Trustee, governing the Notes.

4.2	Registration Rights Agreement, dated November 8, 2012, by and among the Issuers, the Partnership, the Subsidiary Guarantors and the Initial Purchasers, relating to the Notes.

99.1	Press release, dated November 9, 2012.

99.2	Press release, dated November 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Northern Tier Energy LP

	By:	Northern Tier Energy GP LLC, its general partner

Date: November 9, 2012	By:	/s/ Dave Bonczek
Dave Bonczek
Vice President & Chief Financial Officer

Northern Tier Energy LLC

Date: November 9, 2012	By:	/s/ Dave Bonczek
Dave Bonczek
Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated November 8, 2012, by and among the Issuers, the Partnership, the Subsidiary Guarantors and the Trustee, governing the Notes.

4.2	Registration Rights Agreement, dated November 8, 2012, by and among the Issuers, the Partnership, the Subsidiary Guarantors and the Initial Purchasers, relating to the Notes.

99.1	Press release, dated November 9, 2012.

99.2	Press release, dated November 9, 2012.